SILVER BUTTE MINING COMPANY
                                520 CEDAR STREET
                             SANDPOINT, IDAHO 83864


                         NOTICE AND PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 11, 2002


To the Shareholders of Silver Butte Mining Company:

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Silver Butte Mining Company, an Idaho corporation (the "Company"), will be held at City Forum, 218 Cedar Street, Sandpoint, Idaho on the 11th day of September, 2002, at 10:00 a.m. (PST Time) for the following purpose:

1. To elect five directors to the Board of Directors to serve for a one year term;

2.   To change the name of the company to Quantum Technology Group, Inc.

3.   To increase the authorized common stock to 150,000,000.

4. To ratify the proposed merger agreement between Silver Butte Mining Company and Quantum Technologies Group, Inc.

5. To transact any and all other business that may properly come before the Meeting or any Adjournment(s) thereof.

     The Board of Directors has fixed the close of business on August 15, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of the Company's Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the Annual Meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS


/s/Terry McConnaughey
---------------------
Terry McConnaughey, President & CEO
Sandpoint, Idaho

                             YOUR VOTE IS IMPORTANT

                           SILVER BUTTE MINING COMPANY
                                520 CEDAR STREET
                             SANDPOINT, IDAHO 83864


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 11, 2002


                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy was solicited by the Board of Directors on behalf of Silver Butte Mining Company, an Idaho corporation (the "Company"), to be voted at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on September 11, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Shareholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

     The executive offices of the Company are located at, and the mailing address of the Company is 520 Cedar Street, Sandpoint, Idaho 83864.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying proxy are being mailed on or about August 23, 2002.

     Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Terry McConnaughey, President, 520 Cedar Street, Sandpoint, Idaho 83864; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph or through personal contact. Such officers and employees will be compensated for time and reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Company's common stock, $0.05 par value per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock and other costs of solicitation, are to be borne by the Company.

                                QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on August 15, 2002 (the "Record Date"). On the Record Date, there were 8,610,415 shares of Common Stock issued and outstanding.

     Each shareholder of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting and neither the Company's Articles of Incorporation nor its Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of each of the nominees for director, and the affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting is required for approval of the increase in the total Common Stock.

     Abstentions   and  broker   non-votes  will  be  counted  for  purposes  of
determining a quorum, but will not be counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information appearing elsewhere in this proxy statement and the exhibits hereto.

                                   The Meeting

Date, Time and Place of the Annual Meeting

     The Annual Meeting of Silver Butte Mining Company is scheduled to be held on September 11, 2002, at 10:00 a.m. at City Forum, 218 Cedar Street, Sandpoint, Idaho. See "Solicitation and Revocability of Proxies."

Record Date

     Only holders of record of shares of Common Stock at the close of business on August 15, 2002 are entitled to receive notice of and to vote at the Annual Meeting.

Vote Required

     Assuming the presence of a quorum at the Annual Meeting , the affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for (i) the election of each nominee for director of the Company, (ii) the approval for the name change of the Company, (iii) the approval to increase the authorized common stock of the Company, and (iv) the ratification of the merger agreements between Silver Butte Mining Company and Quantum Technologies Group, Inc.

Accountants

     An accounting firm to audit financial records has not been selected by the Company to act as the principal accountant for 2002. Our financial statements have not been audited for the past three (3) years.

Recommendations

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR ("PROPOSAL 1"), FOR APPROVAL OF NAME CHANGE OF COMPANY ("PROPOSAL 2"), FOR APPROVAL TO INCREASE AUTHORIZED COMMON STOCK ("PROPOSAL 3"), FOR RATIFICATION OF MERGER AGREEMENT ("PROPOSAL 4").

                                   THE COMPANY

1. Background

     The Silver Butte Property is comprised of the Brown Bear, Catharine, and Silver Butte groups of claims, consisting of 21 unpatented lode claims plus one acre of patented land adjacent to Camp Stidwell on the South shore of Mirror Lake, approximately 12 miles South of Sandpoint, Idaho in Bonner County.

     The first claims were staked in the early 1890's and were known as the Silver Hill Mine. Ore from several levels of thismine was hand sorted and shipped to smelters in Tacoma, Washington and Helena, Montana in the 1890's and 1900's.

     In 1906, the first claims in the Catharine group were staked just north of the Silver Hill holdings. The Silver Hill Mine was renamed the Brown Bear Mine. During this period of time all of the ore was hand mined and sorted and shipped as high grade ore to various smelters in Idaho, Montana, and Washington. Some of the ore was exceedingly rich going as much as 7,000 ounces of silver per ton. Since the 1940's production was very limited due to the war. In 1962, the United States Department of Interior published a report that an ore shipment from the Brown Bear Mine averaged 743 ounces of silver per ton, which added to the renewed interest in mining in Bonner County, Idaho.

     In the latter part of 1964, Silver Butte Mining Company was formed to explore and develop the claims of Brown Bear, Catharine, and Silver Butte. One January 11, 1965, Silver Butte was incorporated under the laws of the State of Idaho. In 1968, Silver Butte went public and registered with The United States Securities and Exchange Commission and offered a block of stock to the public and it was oversubscribed. Funds were used in development work.

     In the 1970's and 1980's, the price of silver started its decline and the cost of mining was increasing to the extent it was becoming very difficult to stay out of debt. It was during this period of time the Environmental Protection Agency of the United States and Idaho were placing many more demands upon small mining companies for better protection of the environment, it was no longer able to show a profit. Silver Butte Mining Company ceased all operations and terminated all of the leases it held on the State of Idaho property, U.S. Forest Service lands were discontinued as well. It also abandoned all of its unpatented mining claims in the early 1990's

2. Security Ownership of Management and Principal Shareholders

     The following table sets forth, as of July 28, 2002, information regarding the beneficial ownership of Common Stock as of the Record Date by each person or group who owned, to the Company's knowledge, more than five percent of the Common Stock, each of the Company's directors, the Company's Chief Executive Officer, and all of the Company's directors and executive officers as a group.


Name of Beneficial Owner       Amount of Ownership             Percent of Class
------------------------       -------------------             ----------------
Terry McConnaughey             156,457                         1.82%
Joseph Zinger                  101,000                         1.17%
Robert J. Evans                158,000                         1.83%
Wayne Hohman                   294,501 *                       3.42%
Donald L. Hess                 413,082                         4.80%


* Includes 174,501 shares in an estate controlled by Mr. Hohman

3. Voting Intentions of Certain Beneficial Owners and Management.

     To be ratified by the Shareholders, Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5 each require the affirmative vote of a majority of the Company's outstanding voting securities present after quorum. The Company's directors and officers have advised the Company that they will vote the 1,123,040 shares owned or controlled by them FOR each of the Proposals in this Proxy Statement. These shares represent 13% of the outstanding common stock of the Company of 8,610,415 shares outstanding as of July 31, 2002.

4.       Additional Information.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W. Washington, D.C. 20549. The Company's Common Stock is traded through OTCBB Pink Sheets under the symbol SIBM.

     The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

a.   The  Company's  Annual  Report on Form 10-K for the year  ended  August 31,
     2001;

b.   The  Company's  Annual  Report on Form 10-K for the year  ended  August 31,
     2000.

c. The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2001;

d. The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 2002;

e.   The Company's  Quarterly  Report on Form 10-Q for the quarter ended May 31,
     2002;

     All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Proxy Statement, other than exhibits to such documents. Written requests for such copies should be directed to the Company at 520 Cedar Street, Sandpoint, Idaho 83864.


5. Director Compensation

     Compensation awarded to Directors of the Company is listed below in response to question 7, "Remuneration and Executive Compensation."

6. Compliance with Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's directors, officers and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("the Commission"). Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Commission pursuant to
Section 16(a). The Company is not aware of any beneficial owner of more than 10 percent of its registered Common Stock for purposes of Section 16(a).

     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during fiscal 2001 all filing requirements applicable to its directors and executive officers were not satisfied.


7. Remuneration and Executive Compensation

     The following table sets forth for fiscal 2002 compensation awarded or paid to the Company's officers and directors, (collectively, the "named Executive Officers"). Other than as indicated in the table below, no executive officer of the Company received any annual compensation in the year ended August 31, 2002.


                           Summary Compensation Table

                            Annual Compensation Table


                                                      Annual Compensation            Long Term Compensation
                                                                       Other      Restricted
                                                                       Annual     Stock      Options    LTIP          All Other
Name/Title                                Year      Salary   Bonus  Compensation  Awards     SARs (#)   payouts ($)   Compensation
----------                                ----      ------   -----  ------------  ------     --------   -----------   ------------
Terry McConnaughey, Pres/CEO, Dir         2000      -        -      -             -          -          -             -
Terry McConnaughey, Pres/CEO, Dir         2001      -        -      100,000       -          -          -             -
Terry McConnaughey, Pres/CEO, Dir         2002      -        -      -             -          -          -             -

E. Joseph Zinger, Vice President, Dir     2000      -        -      -             -          -          -             -
E. Joseph Zinger, Vice President, Dir     2001      -        -      100,000       -          -          -             -
E. Joseph Zinger, Vice President, Dir     2002      -        -      -             -          -          -             $200.00[1]

Robert J. Evans, Sec/Treasurer,           2000      -        -      -             -          -          -             -
Robert J. Evans, Sec/Treasurer,           2001      -        -      150,000       -          -          -             -
Robert J. Evans, Sec/Treasurer,           2002      -        -      -             -          -          -             -

Wayne Hohman, Dir                         2000      -        -      -             -          -          -             -
Wayne Hohman, Dir                         2001      -        -      100,000       -          -          -             -
Wayne Hohman, Dir                         2002      -        -      -             -          -          -             -

Donald L. Hess, Dir                       2000      -        -      -             -          -          -             $660.00[2]
Donald L. Hess, Dir                       2001      -        -      207,000       -          -          -             $1,425.00[3]
Donald L. Hess, Dir                       2002      -        -      -             -          -          -             $1,485.00[4]

R. Richard Rice, Pres/Dir                 2000      -        -      -             -          -          -             $85.00[5]
R. Richard Rice, Dir                      2001 **   -        -      -             -          -          -             $30.00[6]



     ** R. Richard Rice was President and Director until April 10, 2000 when he resigned as President and remained director. On October 11, 2001 he resigned as Director also.

[1] Storage Fee
[2] Tax Return Preparation
[3] Accounting Fee
[4] Accounting Fee
[5] Professional Fees
[6] Director Fee

     All of the foregoing amounts are estimates based upon the Company's internal forecast and budget. There can be no assurance that the amounts of compensation actually paid, or the persons to whom it is paid, will not differ materially from the above estimates.

8. Information and Background of Officers and Directors

     The following table shows the positions held by the Company's officers and directors. The directors were appointed and will serve until the next annual meeting of the Company's stockholders, and until their successors have been elected and have qualified. The officers were appointed to their positions, and continue in such positions at the discretion of the directors.


Name                            Age          Position
---                             ---          ---
Terry McConnaughey              67           President & CEO, Director
Joseph Zinger                   62           Vice President, Director
Robert J. Evans                 77           Secretary, Treasurer, Director
Wayne Hohman                    62           Director
Donald L. Hess                  73           Director


                                 PROPOSAL NO. 1:
                            ELECTION OF BOARD MEMBERS

     The Bylaws of the Company provide that the number of directors that shall constitute the whole board shall be not less than three (3). The number of directors presently comprising the Board of Directors is five (5).

Nominees

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until next annual meeting of the shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

1. Information Concerning Nominees


Name                   Age    Position                   Director/Officer Since
----                   ---    --------                   ----------------------
Terry McConnaughey     67     President & CEO, Director  1996/2001
Joseph Zinger          62     Vice President, Director   1992/2001
Robert J. Evans        77     Secretary, Treasurer, Dir  1996
Wayne Hohman           62     Director                   1996
Donald L. Hess         73     Director                   2001


Nominee. John T. McConnaughey, President/CEO

     Mr. McConnaughey had various functions with the Alaska State Police and retired in October 1990 at the rank of Major and Deputy Director of the Alaska State Troopers. He was retired from 1990 - 1996. In 1994, he became involved with community service work with North Idaho Bikeways, Inc. where he assisted as Project Manager. From 1998 to 2000, he was Sagle Fire District Commissioner. In the Spring of 2001, he was appointed to Sandpoint Airport Advisory Board as Director for a four (4) year term. Mr McConnaughey became a member of the board of directors of Silver Butte in 1996, and elected President in March 2001.

Nominee. Elmer J. (Joe) Zinger, Vice President

     Mr. Zinger was employed as a construction foreman at Hidden Lakes Golf Course since 1991. Mr. Zinger was appointed to the Board of Directors of Silver Butte in 1992, and elected Vice President in Spring of 2001.

Nominee. Robert J. Evans, Secretary/Treasurer

     Mr. Evans has been involved in the mining business for the past thirty (30) years. He has been associated with Silver Butte Mining Company for over 22 years as consultant, director, and secretary/treasurer.

Nominee. Wayne A. Hohman, Director

     Mr. Hohman retired from teaching in 1996 after twenty-nine (29) years. He then became involved in land and timber management. He was appointed to the Board of Directors in 1996.

Nominee. Donald L. (Don) Hess, Director

     Mr. Hess is President of Columbia Stock Transfer Company, the registrant's transfer agent. Don is retired from public accounting since December 2001, but continues to perform some accounting procedures for several publicly held corporations including Silver Butte Mining Company. Don has been on the board of directors since 2001.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

No nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

     Assuming the presence of a quorum, each of the nominees for director of the Company requires for his election the approval of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.


                                 PROPOSAL NO. 2:
                             APPROVAL OF NAME CHANGE


     The Company recommends to change the name of the Company to Quantum Technologies Group, Inc. The proposed name change will more accurately reflect the changing dynamics of the Company's business opportunities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CHANGING THE COMPANY NAME TO QUANTUM TECHNOLOGIES GROUP, INC.


                                 PROPOSAL NO. 3:
                      APPROVAL TO INCREASE AUTHORIZED STOCK

     The Company would like to increase the authorized common stock from 10,000,000 shares to 150,000,000 shares. This increase will provide flexibility for the financing the Company will be need to continue doing business.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE OF AUTHORIZED COMMON STOCK TO 150,000,000 SHARES.


                                 PROPOSAL NO. 4:
                    RATIFICATION OF SHARE EXCHANGE AGREEMENT


     The Board of Directors has approved and executed a merger agreement with Quantum Technologies Group, Inc. A copy of this Share Exchange Agreement is attached for your consideration. Shareholder approval is not required but the Company would like to incorporate the ratification of this agreement into the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE MERGER AGREEMENT WITH QUANTUM TECHNOLOGIES GROUP, INC.